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                                                                    EXHIBIT 99.1


(O'CHARLEY'S INC. LOGO)

NEWS RELEASE




CONTACT:   Lawrence E. Hyatt
           Chief Financial Officer
           (615) 782-8818


             O'CHARLEY'S INC. CONDUCTING REVIEW OF LEASE ACCOUNTING

NASHVILLE, Tenn. (March 4, 2005) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today announced that it is reviewing its accounting practices with respect to leasing transactions as a result of a recent clarification of United States generally accepted accounting principles
(GAAP) by the Securities and Exchange Commission (SEC).

On February 7, 2005, the Office of the Chief Accountant of the SEC issued a letter to the American Institute of Certified Public Accountants expressing its views regarding certain operating lease accounting issues and their application under GAAP. In the ensuing weeks many restaurant companies and retailers have reviewed their previous interpretations of the lease accounting issues and have subsequently announced that they will be restating their results for prior periods.

In light of this letter, the Company initiated a review of its lease-related accounting methods. Based on this review, as well as discussions with the Company's independent auditors and its Audit Committee, the Company determined that its accounting for leases was not in conformity with GAAP as described in the SEC's letter. Accordingly, on March 3, 2005, management and the Audit Committee determined that the Company would be required to restate its previously issued consolidated financial statements, including those contained in the Company's Annual Report on Form 10-K for the fiscal years ended December 29, 2002, and December 28, 2003, and those in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 18, 2004, July 11, 2004, and October 3, 2004. Further, management and the Audit Committee have determined that the Company's unaudited consolidated financial results included in the Company's press release issued on February 3, 2005, should likewise no longer be relied upon.

The Company is working diligently to complete its review of these matters and to quantify the impact of the necessary adjustments on each of the affected prior periods. Adjustments will have no affect on historical or future cash flows or the timing of payments under the related leases, nor will they affect the Company's compliance with covenants under its credit facility. The Company does not anticipate that the review will have an impact on its previously issued guidance for the first fiscal quarter of 2005.

Due to the time and effort involved in determining the effect of these adjustments on the Company's historical financial statements, the Company intends to file a Form 12b-25 and to delay the filing of its Annual Report on Form 10-K for the fiscal year ended December 26, 2004, which the Company now expects to file on or before March 28, 2005. The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 2004, will include disclosure of the effects of the adjustments on the financial statements of each of the periods included in the audited financial statements. The Company also intends to file amended quarterly reports for the fiscal quarters ended April 18, 2004, July 11, 2004, and October 3, 2004.


                                     -MORE-


            3038 Sidco Drive - Nashville, TN 37204 - (615) 256-8500


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CHUX Reviewing Lease Accounting
Page 2
March 4, 2005


ABOUT O'CHARLEY'S INC.

O'Charley's Inc. operates 223 company-owned O'Charley's restaurants in 16 states in the Southeast and Midwest, with two franchised O'Charley's restaurants in Michigan. An O'Charley's restaurant in Louisiana is operated by a joint venture in which the Company has an ownership interest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub restaurants in 100 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

FORWARD-LOOKING STATEMENT

This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to completion of the Company's review of its accounting practices with respect to leasing transactions, restatement of its prior period financial statements, and the finalization of management's assessment of the effectiveness of the Company's internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, and may be affected by certain other risks and uncertainties. In light of the significant uncertainties inherent in the forward-looking statements included here, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.




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